                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of April 26, 1999, by and among AIM Variable Insurance Funds, A I M Distributors, Inc.; First Variable Life Insurance Company, and First Variable Capital Services, Inc., is hereby amended as follows:

All references to "First Variable Life Insurance Company" are hereby changed to "Protective Life Insurance Company".

SECTION 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          2.3 APPLICABLE PRICE

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with
     Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

          (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

          (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

SECTION 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          6.3 FUNDS TO REMAIN AVAILABLE

          Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under
     Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

SECTION 9 of the Agreement is hereby deleted in its entirety and replaced with the following:

     Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

               AIM VARIABLE INSURANCE FUNDS, INC.
               A I M DISTRIBUTORS, INC.
               11 Greenway Plaza, Suite 100
               Houston, Texas 77046
               Facsimile: (713) 993-9185
               Attn: Peter A. Davidson, Esq.

               PROTECTIVE LIFE INSURANCE COMPANY
               FIRST VARIABLE CAPITAL SERVICES, INC.
               2810 Highway 280 South
               Birmingham, Alabama 35223
               Attention: Steve Callaway

SECTION 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

SCHEDULE A - FUNDS AVAILABLE UNDER THE CONTRACTS, of the Agreement is hereby deleted in its entirety and replaced with the following:

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Capital Appreciation Fund Series I shares
AIM V.I. Dynamics Fund Series I shares
AIM V.I. Financial Services Fund Series I shares
AIM V.I. Health Sciences Fund Series I shares
AIM V.I. Real Estate Fund Series I shares

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Separate Account VL
First Variable Annuity Fund E

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

8960
20224
20045
8860
8990
20230
8980

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        PROTECTIVE LIFE INSURANCE COMPANY


Attest: /s/ Steve M. Callaway           By: /s/ Allen Ritchie
        -----------------------------       ------------------------------------
Name: Steve M. Callaway                 Name: Allen Ritchie
Title: Senior Associate Counsel         Title: Executive Vice President and
                                               Chief Financial Officer


                                        FIRST VARIABLE CAPITAL SERVICES, INC.


Attest: /s/ Steve M. Callaway           By: /s/ Carolyn King
        -----------------------------       ------------------------------------
Name: Steve M. Callaway                 Name: Carolyn King
Title: Senior Associate Counsel         Title: President